EXHIBIT 21
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                         Subsidiaries of the Registrant
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Name                                                     State of Incorporation
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Birmingham H2O Services, Inc.                                       CT

Eastern Connecticut Regional Water Company, Inc.                    CT

Birmingham Utilities, Inc.                                          CT